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EXHIBIT 99.1

                    Contacts:
                    Investor Relations                  Media Relations
                    Glenn Etherington                   Ed Bryson
                    Chief Financial Officer             Public Relations Manager
                    (972) 403-8501                      (972) 543-5117
                    getherington@metasolv.com           ebryson@metasolv.com

                    METASOLV TO RELEASE THIRD QUARTER FINANCIAL RESULTS

                    PLANO, Texas -October 9, 2002 - MetaSolv, Inc. (Nasdaq:
                    MSLV), a global leader in communications management solutions for next-generation and traditional networks and services, today announced it will release financial results for its third quarter of 2002 after the close of the market on October 23, 2002.

                    Following the release of the results, MetaSolv will host a conference call at 5:00 p.m. ET. CEO Jim Janicki and CFO Glenn Etherington will comment on the financial results, as well as the Company's overall strategy and financial outlook.

                    The live broadcast of MetaSolv, Inc.'s quarterly conference call will be available on-line at www.metasolv.com (click on the link to Investor Relations) and at www.streetevents.com. The call is scheduled to begin at 5:00 p.m. ET on October 23, 2002. The on-line replay will be available shortly after the call and continue for 30 days.

                    A dial-in telephone replay of the conference call will be available from 8:00 p.m. ET on Wednesday, October 23, through October 30. The dial-in replay number is 719-457-0820, and the confirmation number is 437461.

                    About MetaSolv

                    MetaSolv, Inc. (Nasdaq:MSLV), through its wholly owned subsidiary, MetaSolv Software, Inc., is a leading global provider of communications management solutions that help service providers and businesses optimize their traditional and next-generation networks and services. Founded in 1992, MetaSolv is headquartered in Plano, Texas and has regional offices in key global cities. MetaSolv's web site is www.metasolv.com. Contact MetaSolv directly at (800) 747-0791.

                    MetaSolv is a registered trademark. The MetaSolv logo and MetaSolv Solution are trademarks of MetaSolv Software, Inc. All other trademarks are property of their respective owners.

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